EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS OF
SJW CORP.
A California corporation

As amended and restated with effect from January 28, 2015

i

ii

iii

AMENDED AND RESTATED BYLAWS OF
SJW CORP.
(A California Corporation)

ARTICLE I
OFFICES
Section 1.1    Principal Office. The principal office for the transaction of the business of the SJW Corp. (the “Corporation”) shall be located at 110 West Taylor Street, San Jose, California 95110. The Board of Directors is hereby granted full power and authority to change said principal office to another location within or without the State of California.
Section 1.2    Other Offices. One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California, as it deems appropriate.
ARTICLE II
DIRECTORS
Section 2.1    Exercise of Corporate Powers. Except as otherwise provided by the Articles of Incorporation, as amended, of the Corporation (the “Articles”) or by the laws of the State of California now or hereafter in force, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors of the Corporation (the “Board” or the “Board of Directors”). The Board may delegate the management of the day-to-day operation of the business of the Corporation as permitted by law provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.
Section 2.2    Number. The authorized number of directors of the Corporation shall not be less than seven (7) nor more than eleven (11), each of whom shall be a natural person. The exact number of directors shall be fixed from time to time within such range by a resolution of the Board of Directors, duly adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or by the shareholders. No reduction in the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. The indefinite number of directors may be changed, or a definite number fixed without provision for a variable number, by a duly adopted amendment to the Articles of Incorporation or by amendment to these Bylaws duly adopted by the vote of holders of a majority of the outstanding shares entitled to vote; provided, however, that a proposed amendment reducing the fixed number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting of the shareholders, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one.
Section 2.3    Compensation. Directors shall receive such compensation for their services as directors (including service as members of committees) and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.
Section 2.4    Election and Term of Office. Except as otherwise provided in paragraph (l) of Section 4.1 of Article IV of the Articles, directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting, provided, that if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. Except as otherwise provided in paragraph (l) of Section 4.1 of Article IV of the Articles, the term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.
Section 2.5    Vacancies.
(a)    A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the affirmative vote of shares holding a majority of the voting power represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the voting power required to constitute a quorum). The shareholders may elect a director at any time to fill any vacancy not filled by the directors, but any such election by written consent requires the consent of the holders of shares entitled to cast a majority of the votes entitled to be cast by the outstanding voting shares.
(b)    Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation or an effective date determined upon the happening of an event or events. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Acceptance of such resignation shall not be necessary to make it effective.
Section 2.6    Removal. (a) Any and all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the votes entitled to be cast by the outstanding voting shares at an election of directors, subject to the following:
(1)    No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected; and
(2)    When by the provisions of the Articles, the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.
If any or all directors are so removed, new directors may be elected at the same meeting or at a subsequent meeting.
(b)    Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term of office.
Section 2.7    Emeritus Directors. The Board of Directors may designate any former director or directors of the Corporation as an Emeritus Director for such term as the Board of Directors shall deem appropriate. Persons so designated shall not thereby become officers, directors or employees and shall have only such responsibilities and privileges as the Board of Directors may from time to time specifically determine.
ARTICLE III
OFFICERS
Section 3.1    Election and Qualifications. The officers of this Corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Chief Financial Officer and Treasurer who shall be chosen by the Board of Directors and such other officers, including a Chairman of the Board, as the Board of Directors shall deem expedient, who shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President may exercise any of the powers of the President as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the Bylaws or the Board of Directors. The Chairman of the Board of Directors, if there be one, shall be chosen from the directors, but the other officers of the Corporation may or may not be directors.
Section 3.2    Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.
Section 3.3    Removal and Vacancies. Any officer of the Corporation may be removed at the pleasure of the Board of Directors at any meeting or by vote of shareholders entitled to exercise a majority of the voting power of the Corporation at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the un-expired term and until a successor is duly chosen and qualified.

ARTICLE IV
CHAIRMAN OF THE BOARD AND LEAD INDEPENDENT DIRECTORS
Section 4.1    Powers and Duties. The Corporation may have at the discretion of the Board, a Chairman of the Board and/or one or more Lead Independent Directors. If there be one, the Chairman of the Board of Directors shall preside at meetings of the shareholders and of the Board of Directors, and shall do and perform such other things as may from time to time be assigned to him by the Board of Directors. He shall have the power and authority to affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, contracts, certificates and other papers and instruments in writing which have been authorized or directed by the Board of Directors or which, in his judgment, should be executed on behalf of the Corporation. The Lead Independent Director shall have the duty and responsibility to (a) advise and consult with the Chairman of the Board regarding the information provided to directors in connection with Board meetings, (b) ensure that independent directors have adequate opportunities to meet and discuss issues in executive sessions or at separate meetings without management being present and preside at such executive sessions and meetings, (c) serve as principal liaison between the independent directors and the Chairman, (d) chair the meetings of the Board when the Chairman is not present, and (e) respond directly to shareholders and other stakeholder questions and comments that are directed to the lead independent director or to the independent directors as a group. If there is more than one Lead Independent Director, the Board may prescribe different responsibilities to each Lead Independent Director.
ARTICLE V
PRESIDENT
Section 5.1    Powers and Duties. The President shall, subject to the Board of Directors, be the chief executive officer of the Corporation. The President shall do and perform such duties as may from time to time be assigned to him by the Board of Directors. He shall have the power and authority to affix the signature of the Corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, contracts, certificates and other papers and instruments in writing which have been authorized or directed by the Board of Directors or which, in his judgment, should be executed on behalf of the Corporation, and to sign certificates for shares of stock of the Corporation. In the event of the absence or disability of the Chairman of the Board of Directors, the President shall exercise the powers and perform the duties of the Chairman of the Board of Directors. If there be no Chairman of the Board of Directors, the powers and duties of the President shall include those assigned to the Chairman of the Board of Directors by Article IV, as well as those assigned to the President by this Article.
Section 5.2    President Pro Tem. If neither the Chairman of the Board, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro tem may be chosen to preside at such meeting.
ARTICLE VI
VICE PRESIDENT
Section 6.1    Powers and Duties. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.
ARTICLE VII
SECRETARY
Section 7.1    Powers and Duties. The powers and duties of the Secretary are:
(a)    To keep a book of minutes at the principal office of the Corporation or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof;

(b)    To keep the seal of the Corporation and to affix the same to all instruments which may require it;
(c)    To keep or cause to be kept at the principal office of the Corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes; of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation;
(d)    To keep a supply of certificates for shares of the Corporation, to fill in all certificates issued and to make a proper record of each such issuance; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents;
(e)    To transfer upon the share books of the Corporation any and all shares of the Corporation; provided, that so long as the Corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the Corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer and also, if the Corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided further that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in Section 12.4 hereof;
(f)    To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the Corporation; and
(g)    Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.
ARTICLE VIII
CHIEF FINANCIAL OFFICER AND TREASURER
Section 8.1    Powers and Duties. The powers and duties of the Chief Financial Officer and Treasurer are:
(a)    To supervise and control the keeping and maintaining of adequate and correct accounts of the Corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director;
(b)    To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the Corporation and, at the discretion of the Chief Financial Officer and Treasurer, to cause any or all thereof to be deposited for the account of the Corporation with such depositary as may be designated from time to time by the Board of Directors;
(c)    To receive or cause to be received, and to give or cause to be given, receipts and acquittance's for moneys paid in for the account of the Corporation;
(d)    To pay out of the Corporation funds on hand all just debts of the Corporation of whatever nature upon maturity of the same and to disburse, or cause to be disbursed, all funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements;
(e)    To render to the Chairman of the Board, to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the Corporation; and
(f)    Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and Treasurer and as may be required by the Board of Directors.

ARTICLE IX
COMMITTEES OF THE BOARD
Section 9.1    Appointment and Procedure. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, including an Audit Committee, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.
Section 9.2    Powers. Any committee appointed by the Board of Directors, to the extent provided in the resolution of the Board or in these Bylaws, shall have all the authority of the Board except with respect to:
(a)    The approval of any action, which under the Code, also requires the approval or vote of the shareholders;
(b)    The filling of vacancies on the Board or on any committee;
(c)    The fixing of compensation of the directors for serving on the Board or on any committee;
(d)    The amendment or repeal of Bylaws or the adoption of new Bylaws;
(e)    The amendment or repeal of any resolution of the Board, which by its express terms is not so amendable or repealable;
(f)    A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board; and
(g)    The appointment of other committees of the Board or the members thereof.
Section 9.3    Executive Committee. In the event that the Board of Directors appoints an Executive Committee, such Executive Committee shall include the Chairman of the Board, if any, as one of its members. In all cases in which specific directions to the contrary shall not have been given by the Board of Directors, such Executive Committee shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the power and authority of the Board of Directors in the management of the business and affairs of the Corporation (except as provided in Section 9.2 hereof) in such manner as the Executive Committee may deem in the best interests of the Corporation.
Section 9.4    Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.
ARTICLE X
MEETINGS OF SHAREHOLDERS
Section 10.1    Place of Meetings.
(a)    All meetings (whether annual, special or adjourned) of the shareholders of the Corporation shall be held at the principal executive office for the transaction of business of the Corporation, or at any place within or without the State of California, which may be designated from time to time by resolution of the Board adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).
(b)    A meeting of the shareholders may be conducted in whole or in part, by electronic transmission by and to the Corporation as provided in Code Sections 20 and 21 or by electronic video screen communication if:
(i)    the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read and hear the proceedings of the meeting concurrently with those proceedings; and

(ii)    if any shareholder votes or takes other action at the meeting by means of electronic transmission to the Corporation or electronic video screen communication, the Corporation maintains a record of the vote or action and any shareholder votes or other shareholder action is taken at the meeting.
Any request by the Corporation to a shareholder under Section 20(b) of the Code for consent to conduct a meeting of shareholders by electronic transmission by and to the Corporation must include a notice that absent consent of the shareholder pursuant to Section 20(b) of the Code, the meeting will be held at a physical location.
Section 10.2    Time of Annual Meetings. The annual meeting of the shareholders shall be held at such date (which date shall not be a legal holiday in the place where the meeting is to be held) and time as may be designated by the Board of Directors.
Section 10.3    Special Meetings.
(a)    Special meetings of the shareholders may be called at any time by the Chairman of the Board, by the President, by resolution of the Board of Directors adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), or by shareholders holding not less than ten percent (10%) of the voting power of the Corporation on the record date established pursuant to Section 10.12 of these Bylaws (the “Requisite Holders”). The person or persons calling any such meeting shall concurrently specify the purpose of such meeting and the business proposed to be transacted at such meeting.
(b)    For a special meeting of shareholders to be properly called at the request of the Requisite Holders, the request must be in writing and must be sent by registered mail to the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation, or delivered to any such officer in person and must include, as applicable, the information required by Section 10.14(a) of these Bylaws. It shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice of such meeting to be given in accordance with Section 10.4 of these Bylaws as promptly as reasonably practicable and, in connection therewith, to establish the place and, subject to Section 601(c) of the California Corporations Code, as amended (the “Code”), the date and hour of such meeting. Within ten (10) business days after receiving such a request from a shareholder or shareholders of the Corporation, the Board of Directors shall determine whether such shareholder or shareholders have satisfied the requirements for calling a special meeting of the shareholders pursuant to these Bylaws and notify the requesting party or parties of its finding. Nothing contained in Section 10.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.
(c)    At any special meeting of the shareholders, only such business shall be conducted or considered as shall have been properly brought before the special meeting. For business to be properly brought before a special meeting, it must be (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the special meeting by or at the direction of the Board, or (3) otherwise properly requested to be brought before a special meeting requested by the Requisite Holders in accordance with these Bylaws; provided, however, notwithstanding anything in these Bylaws to the contrary, the Board may submit its own proposal or proposals for consideration at any shareholder requested special meeting.
Section 10.4    Notice of Meetings.
(a)    Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the day of the meeting to each shareholder entitled to vote thereat by the Secretary or an Assistant Secretary, or other person charged with that duty, or if there is no such officer or person, or in case of his or her neglect or refusal, by any director or shareholder. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of subdivision (b) any proper matter may be presented at the meeting for such action except as otherwise provided by Section 601(f) of the Code. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. If the meeting is to be held in whole or in part by electronic transmission, the notice shall state the means of electronic transmission by and to the Corporation or electronic video screen communication, if any, by which shareholders may participate in the meeting.
(b)    Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:

(1)    A proposal to approve a contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any Corporation, firm or association in which one or more directors has a material financial interest;
(2)    A proposal to amend the Articles;
(3)    A proposal regarding a reorganization, merger or consolidation involving the Corporation;
(4)    A proposal to wind up and dissolve the Corporation;
(5)    A proposal to adopt a plan of distribution of the share, obligations or securities of any other Corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles.
Section 10.5    Delivery of Notice. Notice of a shareholders’ meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report. If any notice or report addressed to the shareholders at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice to all other shareholders. Notice given by electronic transmission by the Corporation as provided above shall only be valid if it complies with Section 20 of the Code. Notice shall not be given by electronic transmission by the Corporation after either one of the following: (i) the Corporation is unable to deliver two (2) consecutive notices to the shareholder by that means or (ii) the inability to so deliver such notices to the shareholder becomes known to the Secretary, any Assistant Secretary, the transfer agent, or other person responsible for the giving of the notice.
Section 10.6    Adjourned Meetings. Any meeting of shareholders may be adjourned from time to time by (i) the vote of a majority of the votes entitled to be cast by the shares represented either in person or by proxy; or (ii) the presiding officer of the meeting. When a shareholders’ meeting is adjourned to another time or place, unless the Bylaws otherwise require and except as provided in this section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
Section 10.7    Attendance at Shareholders’ Meeting. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Code to be included in the notice but not so included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as to approval of contracts between the Corporation and any of its directors under Code Section 310, certain amendments of the Articles of Incorporation under Code Section 902, approval of a plan of conversion under Code Section 1152, reorganization of the Corporation under Code Section 1201, winding up the affairs of the Corporation under Code Section 1900, and certain distributions in dissolution other than cash to holders of preferred shares under Code Section 2007.
Section 10.8    Quorum. (a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Other than the election of directors, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles or these Bylaws and except as provided in subdivision (b).

(b)    The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by an affirmative vote equal to at least a majority of the votes required to constitute a quorum.
Section 10.9    Actions Without Meeting. (a) Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that, subject to the provisions of Section 2.6, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors;
(b)    Unless the consents of all shareholders entitled to vote have been solicited in writing:
(1)    Notice of any shareholder approval on matters described in subparagraphs (1), (3) or (5) of subdivision (b) of Section 10.4 or respecting indemnification of agents of the Corporation without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval; and
(2)    Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing; the provisions of Section 10.5 shall apply to such notice.
Section 10.10    Revocation of Consent. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.
Section 10.11    Voting Rights. Except as provided in Section 10.13 or in the Articles or in the Certificate of Determination of Preferences of any series of preferred shares or in any statute relating to the election of directors or to other particular matters, each holder of preferred shares entitled to be voted shall be entitled to eight votes for each preferred share and each holder of common shares entitled to be voted shall be entitled to one vote for each common share with respect to each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining share; or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.
Section 10.12    Determination of Holders of Record. (a) In order that the Corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.
(b)    In the absence of any record date set by the Board of Directors pursuant to subdivision (a) above, then:
(1)    The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;
(2)    The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given;
(3)    The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

(c)    A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.
(d)    Shareholders on the record date are entitled to notice and to vote or to receive the dividend distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles or these Bylaws or by agreement or applicable law.
Section 10.13    Elections for Directors. (a) Every shareholder complying with subsection (b) and entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.
(b)    No shareholder shall be entitled to cumulate votes (i.e., cast for anyone or more candidates a number of votes greater than the number of votes to which the shareholder’s shares are entitled pursuant to Section 10.11) unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given written notice to the chairman of the meeting at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If anyone shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.
(c)    In any election of directors, the candidates receiving the highest number of votes of the shares entitled, to be voted for them up to the number of directors, to be elected by such shares are elected.
(d)    Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins or unless the Bylaws so require.
Section 10.14    Advance Notice of Shareholder Business and Nominations.
(a)    Annual Meetings of Shareholders.
(i)    General. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors, or (c) if properly brought before the meeting by any shareholder of the Corporation present in person who was a shareholder of record of the Corporation both at the time the notice provided for in this Section 10.14 is delivered to the Secretary of the Corporation and at the time of the meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 10.14 in all applicable respects. For the avoidance of doubt, except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)), and included in the notice of meeting given by or at the direction of the board of directors, clause (c) above shall be the exclusive means for a shareholder to bring director nominations or other business before an annual meeting of shareholders. For purposes of this Section 10.14(a)(i), “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear at such annual meeting.
(ii)    Notice of Business to be Brought Before a Meeting. For a business or proposal (other than the nomination of persons for election as directors) to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action under the Code. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary (whether pursuant to this Section 10.14(a)(ii) or Section 10.14(b)) must set forth: (A) a brief description of the business desired to be brought before the meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (C) the reasons for conducting such business at the meeting, (D) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (E) the class and number of shares of the Corporation’s stock which are, directly or indirectly, held of record or are beneficially owned (as determined by Rule 13(d) of the Exchange Act) by the shareholder or any Shareholder Associated Person on the date of such shareholder notice and any derivative positions with respect to shares of capital stock of the Corporation held or beneficially held by or on behalf of such shareholder or any Shareholder Associated Person, (F) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, (G) any material interest in such business of such shareholder or any Shareholder Associated Person, (H) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among the shareholder and any Shareholder Associated Person or (y) between or among the shareholder or any Shareholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or any Shareholder Associated Person or other person or entity), (I) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (J) a representation whether such shareholder or any Shareholder Associated Person intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, or (2) otherwise to solicit proxies from shareholders in support of such proposal. For purposes of this Section 10.14(a)(ii), a “Shareholder Associated Person” of any shareholder shall mean (i) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made, (ii) any Affiliate of such shareholder (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner, and (iii) any person controlling, controlled by or under common control with any person referred to in the preceding clauses (i) and (ii). A shareholder providing notice of any business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10.14(a)(ii) shall be true and correct as of the record date for the determination of persons entitled to receive notice of the meeting. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the determination of persons entitled to receive notice of the meeting. In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder takes action contrary to the representations made in the shareholder notice applicable to such business or if the shareholder notice applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Section 10.14. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 10.14(a)(ii). If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Section 10.14(a)(ii), he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting. Notwithstanding the foregoing provisions, a shareholder shall also comply with all applicable additional requirements of the Exchange Act and the rules and regulations thereunder (collectively, the “SEC Requirements”) with respect to the matters set forth in this Section 10.14(a)(ii) and that this Section 10.14(a)(ii) is intended as an additional requirement to the SEC Requirements.
(iii)    Notice of Nominations for Election to the Board of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In the event that the number of directors to be elected to the Board of the Corporation at an annual meeting is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 10.14(a)(iii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be in proper written form, a shareholder’s notice to the Secretary (whether pursuant to this Section 10.14(a)(iii) or Section 10.14(b)) must set forth, as to each person, if any, whom the shareholder proposes to nominate for election as a director (1) the shareholder’s intent to nominate such person for election as a director of the Corporation, the name of each such nominee proposed by the shareholder giving the notice, and the reason for making such nomination at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such nomination and any Shareholder Associated Person, (3) the class and number of shares of the Corporation’s stock which are, directly or indirectly, held of record or are beneficially owned (as determined by Rule 13(d) of the Exchange Act) by the shareholder proposing such nomination and any Shareholder Associated Person on the date of such shareholder notice and any derivative positions with respect to shares of capital stock of the Corporation held or beneficially held by or on behalf of such shareholder or any Shareholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the Corporation, (5) any material interest of such shareholder or any Shareholder Associated Person proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is made, (6) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nominee(s), (7) a representation whether such shareholder or any Shareholder Associated Person intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee(s), or (B) otherwise to solicit proxies from shareholders in support of such nominee(s), (8) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) any Shareholder Associated Person, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice, (9) all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such shareholder or any Shareholder Associated Person were the “registrant” for purposes of such rule and any of the nominees were a director or executive officer of such registrant, (10) all information with respect to each nominee would be required to be set forth in a shareholder’s notice pursuant to this Section 10.14(a)(ii) if such nominee were the noticing shareholders, (11) each nominee’s principal occupation(s) during the past five years, (12) each nominee’s previous and/or current memberships on all public company boards of directors, (13) for each nominee, any bankruptcy filings of such nominee or any affiliate of such nominee, (14) for each nominee, any criminal convictions of such nominee or any affiliate of such nominee, (15) for each nominee, any civil action(s) by the Securities and Exchange Commission or other regulatory agency against such nominee whereby he or she were found to violated any federal or state securities law, (16) the signed consent of each nominee proposed by the shareholder giving the notice to being named in the proxy statement, if any, as a nominee and to serving as a director if elected or re-elected, as the case may be, and (17) such other information regarding each nominee proposed by the noticing shareholder as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the Corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation. A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 10.14(a)(iii) shall be true and correct as of the record date for the determination of persons entitled to receive notice of the meeting. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the determination of persons entitled to receive notice of the meeting. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 10.14(a)(iii) or appointed to fill a vacancy in accordance with Section 2.6. The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of the Section 10.14(a)(iii). If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 10.14(a)(iii), he or she shall so declare at the annual meeting and any such defective nomination shall be disregarded. Notwithstanding the foregoing provisions, a shareholder shall also comply with all applicable additional provisions of the SEC Requirements with respect to the matters set forth in this Section 10.14(a)(iii) and this Section 10.14(a)(iii) is intended as an additional requirement to the SEC Requirements.
(iv)    Effect of a Notice Sent on Behalf of the Corporation. Notwithstanding any notice of the annual meeting sent to shareholders on behalf of the Corporation, a shareholder must comply with Section 10.14(a) to conduct business at any annual meeting. If the shareholder's proposed business is the same or relates to business brought by the Corporation and included in its annual meeting notice, the shareholder is nevertheless required to comply and give its own separate and timely written notice to the Secretary, (A) in the case of proposed business other than director nominations, pursuant to Section 10.14(a)(ii) or (B) in the case of a proposed director nomination, pursuant to Section 10.14(a)(iii).
(b)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any duly authorized committee thereof or (ii) provided that the Board of Directors or any duly authorized committee thereof has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 10.14 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 10.14. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice in the same form as required by paragraph (a)(iii) of this Section 10.14 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding the foregoing provisions, a shareholder shall also comply with all applicable additional provisions of the SEC Requirements with respect to the matters set forth in the Section 10.14(b) and that this Section 10.14(b) is intended as an additional requirement to the SEC Requirements.
(c)    Notwithstanding the foregoing provisions of this Section 10.14, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10.14, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.
(d)    For purposes of this Section 10.14, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.
(e)    Nothing in this Section 10.14 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to nominate and elect directors pursuant to and to the extent provided in any applicable provisions of the Article.
Section 10.15    Postponement and Cancellation of Meetings. Any previously scheduled annual or special meeting of the shareholders may be postponed, and any previously scheduled annual or special meeting of the shareholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of shareholders.
Section 10.16    Proxies.
(a)    Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of California shall be presumptively valid.
(b)    No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

(c)    A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the Corporation.
Section 10.17    Inspectors of Election.
(a)    In advance of any meeting of shareholders the Board may appoint any persons other than nominees for office to act as inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the holders of shares entitled to cast a majority of the votes entitled to be cast by the shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If there are three inspectors, the decision, act, or certificate of a majority is effective in all respects as the decision, act or certificate of all.
(b)    The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.
(c)    The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
Section 10.18    Voting Powers on Default in Dividends. Reference is hereby made to paragraph (1) of Section 5.1 of Article V of the Articles for provisions concerning changes in voting powers of preferred shares and common shares of the Corporation and procedure for election of directors in case of certain defaults in payment of dividends on preferred shares.
Section 10.19    Conduct of the Meeting.
(a)    Officers of the Meeting. The Chairman of the Board, or in the absence of the Chairman, the President, or in their absence, the Vice Chairman, or if no such officer is present, a director designated by the Board, shall call meetings of the shareholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the shareholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the shareholders the chairman of the meeting may appoint any person to act as secretary of the meeting.
(b)    Order of Business. The chairman of the meeting shall have the right to determine the order of business at the meeting.
(c)    Meeting Protocol. To the maximum extent permitted by applicable law, the Board shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to shareholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder; (v) limiting the time allotted to questions or comments by participants; (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (viii) complying with any state and local laws and regulations concerning safety and security.
ARTICLE XI

MEETINGS OF DIRECTORS
Section 11.1    Place of Meetings. Meetings (whether regular, special or adjourned) of the Board shall be held at the principal executive office of the Corporation for the transaction of business, as specified in accordance with Section 1.1 of these Bylaws, or at any other place within or without the State of California which has been designated from time to time by resolution of the Board or which is designated in the notice of the meeting. Any meeting (whether regular, special or adjourned) may be held by conference telephone, electronic video screen communication or electronic communication by and to the Corporation. Participation in a meeting through the use of conference telephone or electronic video screen communication pursuant to this Section 6.1 constitutes presence in person at that meeting so long as all members participating in the meeting are able to hear one another. Participation in a meeting through electronic transmission by and to the Corporation (other than conference telephone and electronic video screen communication), pursuant to this Section 11.1 constitutes presence in person at that meeting if both of the following apply:
(a)    each member participating in the meeting can communicate with all of the other members concurrently;
(b)    each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the Corporation; and
(c)    the Corporation adopts and implements some means of verifying both of the following:
(1)    A person participating in the meeting is a director or other person entitled to participate in the meeting; and
(2)    All actions of, or votes by, the Board are taken or cast only by the directors and not by persons who are not directors.
Section 11.2    Regular Meetings. Regular meetings of the Board of Directors, of which no notice need be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the Regular Annual Meeting). Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.
Section 11.3    Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by any Vice President or the Secretary or by any two or more of the directors.
Section 11.4    Notice of Meetings. Except in the case of regular meetings, notice of which has been dispensed with, the meetings of the Board of Directors shall be held upon two (2) days’ notice by mail or twenty four (24) hours’ notice delivered personally or by telephone, telegraph or other electronic or wireless means, including by a voice or text messaging system. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. Except as set forth in Section 11.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.
Section 11.5    Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
Section 11.6    Adjourned Meetings. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 11.7    Waiver of Notice and Consent. (a) Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.
(b)    The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 11.8    Action Without a Meeting. Any action required or permitted, to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.
Section 11.9    Conference Telephone Meetings. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.
Section 11.10    Meetings of Committees. The provisions of this Article apply also to committees of the Board and action by such committees.
ARTICLE XII
GENERAL MATTERS
Section 12.1    Instruments in Writing. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of or on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
Section 12.2    Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year, unless changed by resolution of the Board.
Section 12.3    Shares Held by the Corporation. Shares in other corporations standing in the name of the Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by the President or by any other officer of the Corporation authorized so to do by resolution of the Board of Directors.
Section 12.4    Certificates of Stock. There shall be issued to each holder of fully paid shares of the capital stock of the Corporation a certificate or certificates for such shares. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer and Treasurer or the Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Section 12.5    Lost Certificates. The Board of Directors may by resolution provide that in the event any certificates for shares of the capital stock of the Corporation shall be alleged to have been lost or destroyed, no new certificate or certificates shall be issued in lieu thereof until an indemnity bond in such form and in such amount as shall be approved by the President or a Vice President of the Corporation shall have been furnished. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates as it shall in its discretion deem appropriate.
Section 12.6    Notices. Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notices communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
Section 12.7    No Closing of Stock Transfer Books. The Board of Directors shall set a record date to determine shareholders eligible to receive dividends, rights, distributions and the like, and to vote at meetings of shareholders, and the transfer books shall not be closed in connection therewith.
Section 12.8    Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 12.9    Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.
Section 12.10    Time Periods. In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, unless the use of business days are specified, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
Section 12.11    Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.
Section 12.12    Articles of Incorporation. All references in these Bylaws to the Articles or the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended and in effect from time to time, including the terms of any certificate of designations of any series of Preferred Stock.
ARTICLE XIII
CONSTRUCTION OF BY-LAWS WITH REFERENCE TO PROVISIONS OF LAW
Section 13.1    Definitions. Unless defined otherwise in these Bylaws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the Code from time to time.
Section 13.2    Bylaw Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.
Section 13.3    Bylaw Provisions Contrary to or Inconsistent with Provisions of Law. Any article, section, subsection, subdivision, sentence, clause or phrase of these Bylaws which upon being construed in the manner provided in Section 13.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that anyone or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal.
ARTICLE XIV
ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS
Section 14.1    By Shareholders. Bylaws may be adopted, amended or repealed by the affirmative vote of a majority of the votes entitled to be cast by the outstanding voting shares of the Corporation. Any bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the shareholders; provided, however, that a bylaw or amendment of the Articles of Incorporation reducing the number or the minimum number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.
Section 14.2    By the Board of Directors. Subject to the right of shareholders to adopt, amend or repeal these Bylaws, other than an amendment of these Bylaws changing the authorized number of directors, these Bylaws may be adopted, amended or repealed by the Board of Directors. A Bylaw adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal any or all Bylaws.
ARTICLE XV
INDEMNIFICATION
Section 15.1    Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article XV, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the Code (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (and the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any threatened, pending or completed claim, action, suit, investigation, inquiry, administrative hearing, appeal mediation, arbitration, other alternative dispute resolution process, or any other proceeding, whether civil, criminal, administrative, regulatory, investigative, legislative, arbitrative or otherwise and whether formal or informal, including a proceeding initiated by a Covered Person to enforce his or her rights hereunder, and whether instituted by a governmental agency, the Corporation, the Board of Directors or any committee thereof or any other party (as further defined in Section 15.17 of this Article XV, a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was serving, or had agreed to serve, in an Official Capacity (as defined in Section 15.17 of this Article XV) for the Corporation, or while serving in an Official Capacity for the Corporation is or was serving at the request of the Corporation in an Official Capacity for another corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity (an “Other Enterprise”), including service with respect to employee benefit plans maintained or sponsored by the Corporation, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), against all expenses (including attorneys’ fees, retainers and expenses), liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 15.2    Indemnification of Directors and Officers in Actions By or in the Right of the Corporation. Subject to the other provisions of this Article XV, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the Code, any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 15.3    Successful Defense. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Sections 15.1 or 15.2 of this Article XV, or in defense of any claim, issue or matter therein, such person shall be indemnified against all Expenses (as defined in Section 15.17 of this Article XV) (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. If the Covered Person is not wholly successful in such Proceeding but is successful on the merits as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify the Covered Person against all Expenses incurred or paid by the Covered Person in connection with each successfully resolved claim, issue or matter.
Section 15.4    Indemnification of Others. Subject to the other provisions of this Article XV, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the Code or other applicable law. The Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.
Section 15.5    Advance Payment of Expenses.

(a)    Expenses (including attorneys’ fees) incurred by any Covered Person in connection with any Proceeding including a Proceeding by or in the right of the Corporation, shall be paid by the Corporation in advance of the final disposition of such Proceeding (including any appeal thereof). Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances together with documentation evidencing that the Covered Person has incurred such Expenses; provided, that the payment of such expenses incurred by a Covered Person in his or her Official Capacity shall be made only upon delivery to the Corporation of an undertaking in writing by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified for such expenses under this bylaw or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.
(b)    Except as otherwise provided in the Code or this Section 15.5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses.
(c)    Advancements of Expenses pursuant to this subsection shall not require approval of the Board or the shareholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 15.5.
(d)    Advancements of Expenses to a Covered Person shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.
(e)    The right to advancement of Expenses shall not apply to any claim for which indemnification is excluded pursuant to these Bylaws.
Section 15.6    Limitations on Indemnification. Except as otherwise required by the Code or the Articles, the Corporation shall not be obligated to indemnify any person pursuant to this Article XV in connection with any Proceeding (or any part of any Proceeding):
(a)    where it has been adjudicated finally by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the person failed to act (i) in good faith and (ii) in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or Proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful;
(b)    where it has been adjudicated finally by a court of competent jurisdiction that the person is liable to the Corporation with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that the person received an improper personal benefit, unless the court of law or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper;
(c)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(d)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(e)    initiated by such person against the Corporation, any entity which it controls, any directors, officers, employees, agents or any third party unless (1) the Board authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (2) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (3) otherwise required pursuant to any indemnification agreement that the Corporation enters into with such person, or (4) otherwise required by applicable law; or
(f)    if prohibited by applicable law.
Section 15.7    Non-exclusivity of Rights. The rights of indemnification and advancement of Expenses provided in this Article XV shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, insurance policy, vote of shareholders or disinterested directors (or a committee of disinterested directors) or otherwise, both as to action in his or her Official Capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys’ fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article XV, to the fullest extent not prohibited by the Code or other applicable law.
Section 15.8    Continuation of Rights. The rights of indemnification and advancement of expenses provided in this Article XV shall continue as to any person who has ceased to serve in an Official Capacity and shall inure to the benefit of his or her heirs, executors, administrators and estates.
Section 15.9    Contract Rights. Without the necessity of entering into an express contract, the obligations of the Corporation to indemnify a director, officer, partner, member, trustee, agent or employee under this Article XV, including the duty to advance expenses, shall be considered a contract right between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the director or executive officer. Such contract right shall be deemed to vest at the commencement of such individual’s service to or at the request of the Corporation, and no amendment, modification or repeal of this Article XV shall affect, to the detriment of the indemnified person and such indemnified person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.
Section 15.10    Subrogation. In the event of payment of indemnification to a person described in Sections 15.1 or 15.2 of this Article XV, the Corporation shall be subrogated to the extent of such payment to any right of recovery or contribution such person may have and such person, as a condition of receiving indemnification from the Corporation, shall take, at the request of the Corporation, all reasonable action necessary to secure such rights, including the execution of such documents, as the Corporation may deem necessary or desirable to bring suit to enforce such rights.
Section 15.11    No Duplication of Payments. The Corporation shall not be liable under this Article XV to make any payment in connection with any claim made against a person described in Sections 15.1 or 15.2 of this Article XV to the extent such person has otherwise received payment (under any insurance policy, bylaw, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder.
Section 15.12    Insurance and Funding.
(a)    The Board of Directors may authorize that the Corporation purchase and maintain, at the Corporation’s expense, insurance to protect the Corporation and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under this Article XV or otherwise. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein.
(b)    Any full or partial payment by an insurance company under any insurance policy covering any director, officer, employee, agent or other person indemnified above made to or on behalf of a person entitled to indemnification under this Article XV shall relieve the Corporation of its liability for indemnification provided for under this Article XV or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.
(c)    Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 15.14 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 15.14 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement does not subject any director approving it to personal liability for his action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.
Section 15.13    No Imputation. The knowledge and/or actions, or failure to act, of any other officer, director, employee or agent of the Corporation or an Other Enterprise shall not be imputed to an indemnified person for purposes of determining the right to indemnification under this Article XV.
Section 15.14    Reliance. Persons who after the date of the adoption of Article XV or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article XV.
Section 15.15    Severability. If this Article XV or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer and any other person indemnified pursuant to this Article XV as to all Expenses with respect to any Proceeding to the full extent permitted by any applicable portion of this Article XV that shall not have been invalidated and to the fullest extent permitted by applicable law.
Section 15.16    Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article XV shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
Section 15.17    Certain Definitions.
(a)    The term “Corporation” shall include, in addition to SJW Corp. and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XV with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(b)    The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(c)    The term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses, including fees, retainers and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non-compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article XV.
(d)    The term “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Covered Person in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or any Covered Person in an action to determine the Covered Person’s rights under this Article XV.
(e)    The term “Official Capacity” shall mean service as a director (including serving as a member of any committee of the Board) or officer of the Corporation, service in any capacity with respect to any employee benefit plan of the Corporation or the participants or beneficiaries of any employee benefit plan of the Corporation, including as a deemed fiduciary thereto, or service, at the request of the Corporation while serving in an Official Capacity for the Corporation, as a director, officer, partner, member, manager, trustee, employee, agent or other representative of an Other Enterprise.
(f)    The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, mediation, arbitration and appeal of, and the giving of testimony in, any Proceeding.
(g)    The term “serving at the request of the Corporation” includes any service as a director, manager, partner, trustee, officer, employee or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries. For purposes of this definition, a director or officer of the Corporation who is serving or has served as a director, manager, partner, trustee, officer, employee or agent of a Subsidiary (as defined below) shall be deemed to be serving at the request of the Corporation.
(h)    The term “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interest of such entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interest of such entity.
(i)    The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

SJW CORP.
CERTIFICATE OF AMENDMENT OF BYLAWS
The undersigned hereby certifies that she is the duly elected, qualified and acting Secretary of SJW Corp., a California Corporation (the “Corporation”), and that the foregoing bylaws were amended and restated on January 28, 2015, by the Corporation’s Board of Directors.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of January 28, 2015.

/s/ SUZY PAPAZIAN Suzy Papazian Secretary